UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

SUMMIT THERAPEUTICS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUMMIT THERAPEUTICS INC.

601 Brickell Key Drive, Suite 1000

Miami, FL 33131

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AT [9:00 A.M.] EASTERN TIME ON [●], 2026

Dear Summit Therapeutics Inc. Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Summit Therapeutics Inc. (the “Company,” “Summit,” “we,” “us” or “our”), which will be held on [●], 2026 at [9:00 a.m.] Eastern Time. The Special Meeting will be conducted virtually via live webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SMMT2026SM; to participate in the Special Meeting, you will need the control number included on your notice or proxy card. Please have your notice or proxy card in hand when you visit the website. During the Special Meeting, stockholders will be asked to vote on the following proposals, as more fully described in the accompanying proxy statement (“Proxy Statement”):

1.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 1,000,000,000 (from 1,000,000,000 to 2,000,000,000).

2.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on October 1, 2026 as the record date for the Special Meeting. Only stockholders of record on October 1, 2026 are entitled to notice of and to vote at the Special Meeting. This Proxy Statement is being mailed to stockholders on or about [  ], 2026. It is important that your shares are represented and voted at the Special Meeting. For specific voting instructions, please refer to the information provided in the Proxy Statement, together with your proxy card or the voting instructions you received with the Proxy Statement.

If you intend to vote via the Internet, telephone or mail, your vote must be received by 11:59 p.m. Eastern Time, on [●], 2026. For specific voting instructions, please refer to the information provided in the Proxy Statement, together with your proxy card or the voting instructions you received with the Proxy Statement.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Special Meeting, we request that you submit your vote via the Internet, telephone or mail.

Thank you for your continued support of Summit Therapeutics Inc.

By Order of the Board of Directors,

Robert W. Duggan
Co-Chief Executive Officer and Chairman of the Board of Directors

Miami, FL

[    ], 2026

SUMMIT THERAPEUTICS INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held at [9:00 a.m.] Eastern Time on [●], 2026

GENERAL INFORMATION

We are providing you with this Proxy Statement (the “Proxy Statement”) and the enclosed form of proxy in connection with the solicitation by our Board of Directors (“Board of Directors”) for use at our 2026 special meeting of stockholders (the “Special Meeting”). The Special Meeting will be conducted virtually via live audio webcast by visiting www.virtualshareholdermeeting.com/SMMT2026SM on [●], 2026 at [9:00 a.m.] Eastern Time. This Proxy Statement contains important information regarding our Special Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Summit,” or the “Company” refers to Summit Therapeutics Inc., a Delaware corporation.

This Proxy Statement and the accompanying proxy card or voting instruction form will first be made available to our stockholders on or about [   ], 2026.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on or that can be accessed through our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Robert W. Duggan, Dr. Mahkam Zanganeh, and Manmeet Soni to serve as proxies for the Special Meeting.

What matters will be voted on at the Special Meeting?

The following matters will be voted on at the Special Meeting:

Proposal 1: To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 1,000,000,000 (from 1,000,000,000 to 2,000,000,000) (the “Authorized Share Increase Proposal”) (Proposal 1); and

Such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•

“FOR” the approval of the authorization of the Board of Directors to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 1,000,000,000 (from 1,000,000,000 to 2,000,000,000), as described in Proposal 1.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Special Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Special Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Special Meeting.

Who is entitled to vote at the Special Meeting?

Holders of our common stock, par value $0.01 per share (“common stock”) at the close of business on October 1, 2026, which we refer to as the record date, may vote at the Special Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the record date. Shares of common stock that are present virtually during the Special Meeting constitute shares of common stock represented “in person.”

A complete list of these stockholders will be available at www.virtualshareholdermeeting.com/SMMT2026SM for ten days prior to the Special Meeting. A stockholder may examine the list for any legally valid purpose related to the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Special Meeting.

Beneficial Owner. You are a beneficial owner if, at the close of business on the record date, your shares were held by a brokerage firm, bank or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please see “What if I do not specify how my shares are to be voted?” for more information.

Do I have to do anything in advance if I plan to attend the Special Meeting?

The Special Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Special Meeting only if you were a holder of our common stock as of the close of business on October 1, 2026 or if you hold a valid proxy for the Special Meeting.

To participate in the Special Meeting, you will need the control number included on your notice or proxy card. The live audio webcast will begin promptly at [9:00 a.m.] Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at [8:45 a.m.] Eastern Time and you should allow ample time for the check-in procedures.

How do I ask questions during the Special Meeting?

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Special Meeting as if it had been held in a physical location. If you wish to submit a question during the meeting, you may log into www.virtualshareholdermeeting.com/SMMT2026SM and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and therefore will not be answered.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/SMMT2026SM.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are four ways for you to vote your shares:

•

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Your completed, signed and dated proxy card must be received prior to the Special Meeting.

•

By telephone. You may vote your shares by telephone by calling 1-800-690-6903. Have your proxy card in hand when you call and then follow the directions. If you vote by telephone, you do not need to return a proxy card by mail. Telephone voting is available 24 hours a day. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on [●], 2026.

•

Via the Internet. You may vote your shares via the Internet by visiting www.proxyvote.com. The proxy card will include detailed instructions to vote via the Internet. If you vote via the Internet, you do not need to return a proxy card by mail. Internet voting is available 24 hours a day. Votes submitted via the Internet must be received by 11:59 p.m. Eastern Time on [●], 2026.

•

Attend the Special Meeting. You may vote at the Special Meeting by following the instructions at www.virtualshareholdermeeting.com/SMMT2026SM. You must have your notice or proxy card in hand when you visit the website.

Beneficial Owners. If you are a beneficial owner of your shares, you will receive voting instructions from the broker, bank or other nominee holding your shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. Shares held beneficially may be voted at the Special Meeting only if you obtain a legal proxy from the broker, bank or nominee giving you the right to vote the shares.

Whether or not you plan to attend the Special Meeting, we request that you vote by proxy to ensure your vote is counted. To vote, you will need the control number. The control number will be included in the notice or on your proxy card if you are a stockholder of record, or included with your voting instructions received from your broker, bank or other nominee if you hold your shares of common stock in a “street name”.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing and returning a new proxy card with a later date;

•	entering a new vote by telephone or via the Internet by 11:59 p.m. Eastern Time on [●], 2026;

•

delivering a written revocation to Manmeet Soni, our Principal Financial Officer at Summit Therapeutics Inc., 601 Brickell Key Drive, Suite 1000, Miami, FL 33131 by 5:00 p.m. Eastern Time on [●], 2026; or

•	following the instructions at www.virtualshareholdermeeting.com/SMMT2026SM.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions on changing your vote.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a properly executed proxy, but you do not provide voting instructions, your shares will be voted:

•

“FOR” the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 1,000,000,000 (from 1,000,000,000 to 2,000,000,000); and

•	In the discretion of the named proxies regarding any other matters properly presented for vote at the Special Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers, banks and other nominees may have discretion to vote your shares on Proposal 1 (Authorized Share Increase Proposal) which is a “routine” matter. Therefore, if you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares on Proposal 1.

What constitutes a quorum, and why is a quorum required?

A quorum is the minimum number of shares required to be present at the Special Meeting for the Special Meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. As of the close of business on the record date of October 1, 2026, we had 799,726,418 shares of common stock outstanding and entitled to vote at the Special Meeting, meaning that 399,863,210 shares of common stock must be represented at the Special Meeting to constitute a quorum.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Special Meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the Special Meeting may adjourn the meeting to a later date.

What is the effect of an abstention or a broker non-vote?

Abstentions. If you are a stockholder of record and you vote ABSTAIN on the Authorized Share Increase Proposal, your abstention will not be considered a vote cast affirmatively or negatively on the matter. In all cases, if you are a stockholder of record and you vote ABSTAIN, your shares will be counted for purposes of calculating whether a quorum is present at the Special Meeting. If you are a beneficial owner holding shares through a nominee, you may instruct your nominee that you wish to abstain from voting on the proposal, and your vote will have the same effect as described above.

Broker Non-Votes. Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Special Meeting. A broker non-vote occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted as votes cast affirmatively or negatively on the Authorized Share Increase Proposal. Thus, a broker non-vote will not affect the outcome of the vote on the proposal. Broker non-votes are not anticipated to be received since Proposal 1 is considered a routine matter.

What is the vote required for the proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock.	The affirmative vote of a majority of the votes cast by the holders of all the stock present or represented at the Special Meeting pursuant to Section 242(d)(2) of the General Corporation Law of the State of Delaware.	Yes

With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, your shares will not be counted toward the tabulation of votes cast on the proposal and will have no effect on the proposal. Shares represented by executed, but unmarked, proxies will be voted “FOR” the approval of the Authorized Share Increase Proposal.

Who will count the votes?

Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) has been engaged to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR and AGAINST votes, abstentions, and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

Who is paying for the costs of this proxy solicitation?

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet by our personnel who will not receive additional compensation for such solicitation. In addition, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders. We have not engaged a third party to assist us in soliciting proxies.

How can I find the results of the Special Meeting?

Preliminary results will be announced at the Special Meeting. Final results will be published in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and published on our website after the Special Meeting.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts.

Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that allow a company to deliver a single proxy statement to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, stockholders that share an address with another stockholder will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at investors@smmttx.com or Investor Relations, Summit Therapeutics Inc., 601 Brickell Key Drive, Suite 1000, Miami, FL 33131, or by calling (305) 203-2034, and we will promptly deliver such materials to you.

Beneficial owners may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals for 2027 Annual Meeting

For a stockholder proposal to be eligible under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in our proxy statement for next year’s annual meeting, the proposal must comply with all applicable requirements of Rule 14a-8, all applicable requirements of our Bylaws and be received by our Corporate Secretary at our principal executive office, 601 Brickell Key Drive, Suite 1000, Miami, Florida 33131, not later than December 18, 2026. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2027 Annual Meeting

Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our Bylaws as in effect from time to time. For the 2027 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at our principal executive office, 601 Brickell Key Drive, Suite 1000, Miami, FL 33131, by:

•	not less than 90 days prior to the one-year anniversary of the date of our 2026 annual meeting of stockholders (March 12, 2027); and

•	not more than 120 days prior to the one-year anniversary of the date of our 2026 annual meeting of stockholders (February 10, 2027).

In the event we hold our 2027 annual meeting of stockholders more than 30 days prior to, or delay it by more than 60 days after, the one-year anniversary of the 2026 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the 120th day prior to the 2027 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2027 annual meeting of stockholders and (ii) the 10th day following the day on which notice of the date of such annual meeting was mailed or the day of public disclosure of the date of such annual meeting, whichever first occurs. Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current Bylaws has been incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.

In addition to complying with the Company’s notice requirements under its Bylaws as set forth in the previous paragraph, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2027. If the 2027 annual meeting changes by more than 30 calendar days from the anniversary date of the 2026 annual meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2027 annual meeting.

PROPOSAL 1

AMENDMENT TO THE CHARTER TO INCREASE

THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our Board of Directors has unanimously adopted, and is submitting for stockholder approval, an amendment (the “Charter Amendment”) to our Restated Certificate of Incorporation, dated September 18, 2020, as amended by that Amendment to the Restated Certificate of Incorporation, dated July 27, 2022, and by that Amendment No. 2 to the Restated Certificate of Incorporation, dated January 19, 2023 (the “Charter”) to increase the number of authorized shares of our common stock by 1,000,000,000 (from 1,000,000,000 to 2,000,000,000).

The additional shares of common stock to be authorized for issuance under the Charter would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock presently issued and outstanding. Our common stock has no preemptive rights to purchase common stock or other securities. The Charter Amendment will become effective upon its filing and recording with the Secretary of State of Delaware.

Form of the Amendment

The Board of Directors has deemed the Charter Amendment advisable and in the best interests of the Company and is accordingly submitting it to stockholders for approval. The Charter Amendment would revise the Charter by replacing the first paragraph of its Article FOURTH with the following language:

“FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 2,020,000,000 shares, consisting of (i) 2,000,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), and (ii) 20,000,000 shares of Preferred stock, $0.01 par value per share (the “Preferred Stock”).”

The full text of the proposed Charter Amendment is set forth in Appendix A of this Proxy Statement. No changes are proposed to the number of authorized shares of preferred stock.

Reasons for the Increase in the Number of Authorized Shares

The proposed increase in the authorized number of shares of common stock is intended to ensure that we will continue to have an adequate number of authorized and unissued shares of common stock for future use. As of October 1, 2026, we had 799,726,418 shares of common stock issued and outstanding and an additional 16,026,099 shares of common stock in the aggregate reserved for future issuance under granted and outstanding equity incentive compensation awards, shares available for issuance under our 2020 Stock Incentive Plan, as inducement to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) and our 2020 Employee Stock Purchase Plan. We may also issue up to an additional $354.3 million of shares of common stock that are remaining to be sold as of October 1, 2026 under the “at the market” equity offering program pursuant to the distribution agreement, dated July 23, 2026, with J.P. Morgan Securities LLC (the “ATM Program”). Additionally, as described in more detail below, in September 2026 we entered into a private placement transaction, which transaction closed on October 5, 2026, pursuant to which we issued shares of preferred stock that are convertible into an aggregate of 108,955,369 shares of common stock, subject to certain conditions. As a result, as of October 1, 2026, we had 66,727,073 shares of authorized, unreserved common stock available for issuance, without giving effect to any additional shares of common stock issuable pursuant to the ATM Program or the Private Placement (as defined below). We do not currently have sufficient shares of common stock available to permit the conversion of such Preferred Shares (as defined below) into shares of our common stock.

As previously disclosed on our Current Report on Form 8-K filed with the SEC on September 29, 2026, on September 28, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with AstraZeneca Holdings B.V. (the “Investor”), a subsidiary of AstraZeneca plc, for the issuance and sale by us of

108,955.3686 shares (the “Preferred Shares”) of our newly designated Class A Convertible Preferred Stock, par value $0.01 per share (the “Class A Preferred Stock”), at a purchase price of $18,356.14 per Preferred Share, for aggregate gross proceeds to us of $2.0 billion (the “Private Placement”). Each share of Class A Preferred Stock is convertible into 1,000 shares (the “Conversion Ratio”) of our common stock, for an aggregate amount of 108,955,369 shares of common stock as provided in the Certificate of Designation (as defined below). The closing of the Private Placement occurred on October 5, 2026. Pursuant to the Purchase Agreement, we agreed to, among other things, take all actions necessary to amend the Charter to increase the number of shares of common stock we are authorized to issue to a number sufficient to permit the issuance in full of the shares of common stock issuable upon conversion of the Preferred Shares by no later than December 31, 2026. The Charter Amendment submitted for stockholder approval in this proposal is intended to satisfy the foregoing obligation under the Purchase Agreement, among other future uses.

In connection with the Private Placement, on September 28, 2026, we filed a Certificate of Designation with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The Certificate of Designation authorizes the issuance of 108,956 shares of Class A Convertible Preferred Stock. The Preferred Shares are convertible at the option of the holder into a number of shares of common stock equal to the Conversion Ratio, provided that no holder shall have the right to exercise such conversion right until the later of (i) if applicable, the expiration or termination of any applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and (ii) the effectiveness of the amendment to the Charter increasing the number of shares of the common stock that we are authorized to issue to a number sufficient to permit the issuance in full of the shares of common stock issuable upon conversion of the shares of Class A Preferred Stock (the “Required Increase Amendment”). The Class A Preferred Stock will also convert automatically upon certain change of control transactions and qualified sales, as set forth in and subject to the terms and conditions of the Certificate of Designation. If the Required Increase Amendment has not become effective by April 5, 2028 (the “Amendment Deadline”), we will be required to redeem all outstanding shares of Class A Preferred Stock for cash at a redemption price reflecting the then-prevailing market value of the common stock underlying the Preferred Shares, calculated as set forth in the Certificate of Designation. The redemption price will be payable on or before the fifth business day after the Amendment Deadline. The effectiveness of the Charter Amendment will satisfy the requirement of the effectiveness of the Required Increase Amendment prior to the Amendment Deadline, assuming it is timely. Upon the effectiveness of the Charter Amendment, we will reserve 108,955,369 shares of common stock for future issuance upon conversion of Preferred Shares.

Our Board of Directors recommends the proposed increase in the authorized number of shares of common stock to facilitate issuing shares in the event that the Board of Directors determines that it is necessary or appropriate to (i) satisfy our obligations under the Purchase Agreement and provide for a sufficient number of authorized shares of common stock available for the conversion of the Preferred Shares, (ii) provide financial flexibility to raise additional capital through the sale of equity securities, convertible securities or other equity-linked securities, including through sales under the ATM Program, (iii) enter into additional strategic business transactions, (iv) provide equity incentives to directors, officers and employees pursuant to equity compensation plans or (v) other general corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis, as market conditions permit and favorable financing and business opportunities become available, and thus without the potential delay and expense associated with convening a special stockholders’ meeting. In considering and planning for our current and future corporate needs, our Board of Directors believes that the current number of authorized and unreserved shares of common stock available for issuance is inadequate. If stockholders do not vote to approve this proposal, we may be unable to issue shares when needed; approving this proposal will help avoid that issue. The failure to approve this proposal may prevent us from pursuing effective strategies to access capital in the public and private markets and could negatively affect our ability to continue as a going concern.

Effects of the Increase in the Number of Authorized Shares

If our stockholders approve this proposal to increase the number of authorized shares of common stock, unless otherwise required by applicable law or stock exchange rules, our Board of Directors will be able to issue the additional shares of common stock from time to time in its discretion without further action or authorization by stockholders, including, but not limited to, upon the conversion of the Preferred Shares. The newly authorized shares of common stock would be issuable for any proper corporate purposes, including future capital raising transactions of equity or convertible debt securities, acquisitions, investment opportunities, the establishment of collaborations or other strategic agreements, stock splits, stock dividends, issuance under current or future equity incentive plans or for other general corporate purposes.

The proposed increase in the number of authorized shares of common stock will not, by itself, have an immediate dilutive effect on our current stockholders. However, the future issuance of additional shares of common stock or securities convertible into our common stock, including shares of common stock issued upon the conversion of the Preferred Shares, could, depending on the circumstances, have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of our existing stockholders, none of whom have preemptive rights to subscribe for additional shares of common stock that we may issue, and could depress the market price of the common stock. In addition to sales made pursuant to the ATM Program, we may sell shares of common stock at a price per share that is less than the current price per share and less than the price per share paid by our current stockholders. We may also sell securities in the future that could have rights superior to existing stockholders.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The Company’s stockholders do not have preemptive rights with respect to the common stock. Accordingly, should our Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares.

Failure to Approve Proposal

If stockholders do not approve this Authorized Share Increase Proposal we will not be able to satisfy our obligation under the Purchase Agreement that we file the Required Increase Amendment by December 31, 2026. Further, pursuant to the Certificate of Designation, if we fail to file the Required Increase Amendment (which the Charter Amendment would satisfy) by the Amendment Deadline, the Preferred Shares will become redeemable which will result in a significant expense to us. Additionally, if stockholders do not vote to approve this Authorized Share Increase Proposal, we may be unable to issue shares when needed; approving this Authorized Share Increase Proposal will help avoid that issue. The failure to approve this Authorized Share Increase Proposal may prevent us from pursuing effective strategies to access capital in the public and private markets and could negatively affect our ability to continue as a going concern.

Potential Anti-Takeover Effect

An increase in the number of authorized shares of common stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the proposed increase might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of our Board of Directors to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional shares of common stock would dilute the voting power of the common stock then outstanding. Our common stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid which our Board of Directors determines not to be in our best interests and those of our stockholders.

The Board of Directors is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the proposed Charter Amendment to increase the number of authorized shares of common stock is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Effectiveness of the Charter Amendment

Upon receipt of the necessary stockholder approval, the Board of Directors will make a final determination as to the timing of filing of the Secretary of State of the State of Delaware the Charter Amendment to implement the increase the number of authorized shares of common stock. The Charter Amendment to increase the number of authorized shares of common stock would become effective upon such filing.

Additional Information

The foregoing summaries of the Purchase Agreement and Certificate of Designation are qualified in their entirety by reference to the full text of the Purchase Agreement and Certificate of Designation, which were filed as Exhibits 10.1 and 3.1, respectively, to our Current Report on Form 8-K filed with the SEC on September 29, 2026.

Vote Required

In accordance with Section 242(d)(2) of the General Corporation Law of the State of Delaware, approval and adoption of the Authorized Share Increase Proposal requires at least the affirmative vote of the holders of a majority of the votes cast at the Special Meeting. Accordingly, abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the Authorized Share Increase Proposal. Shares represented by valid proxies and not revoked will be voted at the meeting in accordance with the instructions given. Broker non-votes, if any, will also have no effect on the outcome of the Authorized Share Increase Proposal. If no voting instructions are given, such shares will be voted “FOR” the Authorized Share Increase Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AUTHORIZED SHARE INCREASE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 1, 2026 with respect to the beneficial ownership of our common stock by (i) each person we believe beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings or information provided to us by such person; (ii) each director; (iii) each named executive officer; and (iv) all directors and executive officers as a group. As of October 1, 2026, 799,726,418 shares of our common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Summit Therapeutics Inc., 601 Brickell Key Drive, Suite 1000, Miami, FL 33131.

Beneficial Owner	Number of Shares Owned (1)	Right to Acquire Shares (2)	Total Beneficial Ownership	Percent of Class (3)
5% Stockholders:
Robert W. Duggan(4)	573,883,879	19,148	573,903,027	71.8%
Mahkam Zanganeh(5)	36,131,930	23,558,325	59,690,255	7.3%
Named executive officers and directors:
Robert W. Duggan(4)	573,883,879	19,148	573,903,027	71.8%
Mahkam Zanganeh(5)	36,131,930	23,558,325	59,690,255	7.3%
Yu (Michelle) Xia(6)	32,057,147	201,688	32,258,835	4.0%
Manmeet Soni(7)	3,124,375	23,577,119	26,701,494	3.2%
Kenneth A. Clark	—	666,240	666,240	*
Robert Booth	—	430,091	430,091	*
Alessandra Cesano	—	378,616	378,616	*
Mostafa Ronaghi	—	186,565	186,565	*
Jeff Huber	50,052	186,547	236,599	*
All executive officers and directors as a group (9 people)	645,247,383	49,204,339	694,451,722	81.8%

(*)	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Excludes shares that may be acquired through the exercise of outstanding stock options or other equity awards.
(2)

Represents shares issuable within 60 days after October 1, 2026 upon exercise of exercisable options; however, unless otherwise indicated, these shares do not include any equity awards awarded after October 1, 2026.

(3)

For purposes of calculating the Percent of Class, shares that the person or entity had a right to acquire within 60 days after October 1, 2026 are deemed to be outstanding when calculating the Percent of Class of such person or entity.

(4)

This information is based upon a Schedule 13D/A filed by Mr. Duggan with the SEC on September 13, 2024, updated by each subsequently filed Form 4 by Mr. Duggan and information known to the Company. The 573,903,027 shares of common stock beneficially owned by Mr. Duggan includes 573,883,879 shares of common stock and options to purchase 19,148 shares of common stock, which are exercisable and expire on various dates from January 2, 2035 through January 2, 2036. The number of shares of common stock beneficially owned by Mr. Duggan reported in the table above does not include the 59,690,255 shares of common stock which are beneficially owned by Mr. Duggan’s spouse, Dr. Zanganeh, and which are described in footnote 5 below. As spouses, Mr. Duggan and Dr. Zanganeh may be deemed to have acquired beneficial ownership of the securities held by the other spouse upon their marriage on December 18, 2024. Mr. Duggan does not hold any voting or investment power over such securities held by Dr. Zanganeh. Mr. Duggan disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.

(5)

This information is based upon a Schedule 13D/A filed by Dr. Zanganeh with the SEC on March 13, 2023, updated by each subsequently filed Form 4 by Dr. Zanganeh and information known to the Company. The 59,690,255 shares of common stock beneficially owned consist of (i) 25,824,474 shares of common stock owned by the Mahkam Zanganeh Revocable Trust and 10,199,776 shares of common stock owned by the Shaun Zanganeh Irrevocable Trust, (ii) 76,680 shares owned by an immediate family member, (iii) 31,000 shares of common stock, and (iv) options to purchase 23,558,325 shares of common stock, which are exercisable and expire on various dates from November 11, 2030 through October 13, 2033. The number of shares of common stock beneficially owned by Dr. Zanganeh as reported in the table above does not include the 573,883,879 shares of common stock which are beneficially owned by Dr. Zanganeh’s spouse, Mr. Duggan, and which are described in footnote 4 above. As spouses, Dr. Zanganeh and Mr. Duggan may be deemed to have acquired beneficial ownership of the securities held by the other spouse upon their marriage on December 18, 2024. Dr. Zanganeh does not hold any voting or investment power over such securities held by Mr. Duggan. Dr. Zanganeh disclaims beneficial ownership of all such securities, except to the extent of her pecuniary interest therein.

(6)

The shares beneficially owned by Dr. Xia include (i) 32,057,147 shares of common stock owned by Akeso, a company in which Dr. Xia is a stockholder, serves as chairwoman, president and chief executive officer, and exercises the right to vote approximately 25.96% of Akeso’s ordinary shares based on a Form 4 filed by Dr. Xia on October 23, 2025, and (ii) options to purchase 201,688 shares of common stock held individually by Dr. Xia, which are exercisable and expire on various dates from January 2, 2034 through January 2, 2036. Dr. Xia disclaims beneficial ownership of all shares of common stock held by Akeso, except to the extent of her pecuniary interest therein.

(7)

This information is based upon a Form 4 filed by Mr. Soni with the SEC on June 4, 2026 and information known to the Company. The 26,701,494 shares of common stock beneficially owned by Mr. Soni includes (i) 3,124,375 of common shares and (ii) 23,577,119 shares of common stock, which are exercisable and expire on various dates from December 23, 2029 through April 2, 2034.

OTHER INFORMATION

This Proxy Statement is posted on our website at https://www.smmttx.com/ and is also available from the SEC at its website at www.sec.gov.

* * *

The Board of Directors does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Miami, FL

October 2026

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

SUMMIT THERAPEUTICS INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Summit Therapeutics Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. A resolution was duly adopted by the Board of Directors (the “Board”) of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, dated September 18, 2020, as amended by that Amendment to the Restated Certificate of Incorporation, dated July 27, 2022 and as further amended by that Amendment No. 2 to Restated Certificate of Incorporation, dated January 19, 2023 (the “Restated Certificate”) and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at a special meeting of the stockholders called and held on [●], 2026, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, by voting the necessary number of shares as required by statute in favor of such amendment. The resolution setting forth the amendment is as follows:

RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate be deleted in its entirety and replaced with the following language:

“FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 2,020,000,000 shares, consisting of (i) 2,000,000,000 shares of Common stock, $0.01 par value per share (the “Common Stock”), and (ii) 20,000,000 shares of Preferred stock, $0.01 par value per share (the “Preferred Stock”).”

2. This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this   day of    , 2026.

SUMMIT THERAPEUTICS INC.

By:
Name:
Title:

A-1

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on [TBD], 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SMMT2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Summit Therapeutics Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on [TBD], 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Summit Therapeutics Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SUMMIT THERAPEUTICS INC. 601 BRICKELL KEY DRIVE, SUITE 1000 MIAMI, FL 33131 T04503-S50999 SUMMIT THERAPEUTICS INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1 For Against Abstain Vote on Proposal ! ! ! 1. To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 1,000,000,000 (from 1,000,000,000 to 2,000,000,000). The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” Item 1 in accordance with the recommendations of the Company’s Board of Directors. The proxies are also authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof in accordance with their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available at www.proxyvote.com. T04504-S50999 SUMMIT THERAPEUTICS INC.SPECIAL MEETING OF STOCKHOLDERSTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Robert W. Duggan, Mahkam Zanganeh and Manmeet S. Soni, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Summit Therapeutics Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [9:00] a.m., Eastern Daylight Time on [TBD], 2026, to be conducted virtually via live webcast at www.virtualshareholdermeeting.com/SMMT2026SM, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” ITEM 1; AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.CONTINUED AND TO BE SIGNED ON REVERSE SIDE